UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Elephant Talk Communications, Inc.
(Exact name of Registrant as specified in its charter)

California	95-4557538
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19103 Centre Rose Boulevard
Lutz, Florida 33558
+ 1 (813)-926-8920
(Address of Principal Executive Offices, including ZIP Code)

2006 Non-Qualified Stock and Option Compensation Plan
(Full title of the plan)

Steven van der Velden
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10010
(Name and address of agent for service)

+ 1 (212)-370-1300
(Telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Sarah Williams, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
(212) 370-1300
Fax: (212) 370-7889

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(2)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

common stock, no par value	600,000	$3.75	(1)	$2,250,000	$285.07

common stock, no par value, underlying options	400,000	$3.75	(1)	$1,500,000	$189.90

TOTALS	1,000,000			$3,750,000	$474.97	(3)

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and was calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of July 20, 2006.

(2)	Reflects a 25 for 1 reverse-split effected by the registrant in 2008.

(3)	Previously paid.

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 dated July 21, 2006 (file No. 333-135971), is filed for the sole purpose of filing as an exhibit the written consent of the Registrant’s independent registered public accounting firm for the years ended December 31, 2008 and December 31, 2009.

Item 8. Exhibits

Exhibit No.	Title

5.1	Legal opinion of the Martin & Pritchett, P.A.*

10.1	2006 Non-Qualified Stock and Option Compensation Plan*

23.1	Consent of Martin & Pritchett, P.A.**

23.2	Consent of Jimmy C.H. Cheung & Co., independent public accountants*

23.3	Consent of BDO USA, LLP

24.1	Power of Attorney (included on the signature page)

99	Sections 317(b) and 317(c) of the California Corporations Code addressing indemnification*

* Previously filed

** Contained in Exhibit 5.1, previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 17th day of December, 2010.

Elephant Talk Communications, Inc.

By:	/s/ Steven van der Velden
Steven van der Velden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven van der Velden, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Steven van der Velden	Chairman of the Board of Directors, President and Chief	December 17, 2010
Steven van der Velden	Executive Officer (Principal Executive Officer)

/s/ Mark Nije	Chief Financial Officer (Principal Accounting Officer)	December 17, 2010
Mark Nije

/s/ Martin Zuurbier	Chief Operating Officer, Chief Technical Officer, Director.	December 17, 2010
Martin Zuurbier

/s/ Yves R. van Sante	Director	December 17, 2010
Yves R. van Sante

/s/ Johan Dejager	Director	December 17, 2010
Johan Dejager

/s/ Roderick de Greef	Director	December 17, 2010
Roderick de Greef

/s/ Phil Hickman	Director	December 17, 2010
Phil Hickman